AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") among MAYFORD ACQUISITION CORPORATION, a Delaware corporation ("Mayford"), SYNTEC ACQUISITION CORPORATION, a Texas corporation ("Syntec") and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all the issued and outstanding stock of Syntec.

           Whereas, Mayford wishes to acquire and the Shareholders wish to transfer all of the issued and outstanding securities of Syntec in a transaction intended to qualify as a reorganization within the meaning of Section368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Exchange").

           Now, therefore, Mayford, Syntec, and the Shareholders adopt this plan of reorganization and agree as follows:

           1.         EXCHANGE OF STOCK

           1.1. NUMBER OF SHARES. The Shareholders agree to transfer to Mayford at the Closing (defined below) (a) the number of shares of Class A common stock of Syntec, $.0001 par value per share, shown opposite their names in Exhibit A, in exchange for an aggregate of 16,227,083 shares of Class A common stock of Mayford, $
 .0001 par value per share; and (b) the number of shares of Series A convertible preferred stock of Syntec, $.0001 par value per share, shown opposite their names in Exhibit A, in exchange for an aggregate of 2,972,504 shares of Series A convertible preferred stock of Mayford, $.0001 par value per share.

           1.2. EXCHANGE OF CERTIFICATES. Each holder of an outstanding certificate or certificates theretofore representing shares of Syntec stock shall surrender such certificate(s) for cancellation to Mayford, and shall receive in exchange a certificate or certificates representing the number of full shares of Mayford stock into which the shares of Syntec stock represented by the certificate or certificates so surrendered shall have been exchanged as provided herein. The transfer of Syntec shares by the Shareholders shall be effected by the delivery to Mayford at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

           1.3.       FRACTIONAL SHARES.  Fractional shares of
Mayford stock shall not be issued, but in lieu thereof Mayford shall round up fractional shares to the next highest whole number.

           2.         CLOSING

           2.1. MANNER. The Closing contemplated herein shall be held at the offices of the Exchange Agent provided for herein without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by Agreement of the parties.

Agreement and Plan of ReorganizationPage number
      2.2. EXECUTION OF DOCUMENTS. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

      3.    UNEXCHANGED CERTIFICATES.   Until surrendered, each
outstanding certificate that prior to the Closing represented Syntec common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Mayford common stock into which it was exchanged. No dividend or other distribution shall be paid to the holders of certificates of Syntec common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

      4.    REPRESENTATIONS AND WARRANTIES OF MAYFORD

      Mayford represents and warrants as of the date hereof and as of the Closing as follows:

      4.1. CORPORATE ORGANIZATION AND GOOD STANDING. Mayford is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

      4.2. REPORTING COMPANY STATUS. Mayford has filed with the Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and is a reporting company pursuant to Section12(g) thereunder.

      4.3. REPORTING COMPANY FILINGS. Mayford has timely filed and is current on all reports required to be filed by it pursuant to Section13 of the Exchange Act.

      4.4. CAPITALIZATION. At the Closing, Mayford's authorized capital stock will consist of 60,000,000 shares of Class A common stock, $.0001 par value per share, of which 5,000,000 shares will be issued and outstanding, 10,000,000 shares of Class B common stock, $.0001 par value per share, of which no shares will be issued or outstanding, 3,000,000 shares of Series A convertible preferred stock, $.0001 par value per share, of which no shares will be issued or outstanding, and 27,000,000 shares of undesignated preferred stock, $.0001 par value per share, of which no shares will be designated or issued.

           4.5. ISSUED STOCK. All the outstanding shares of its common stock are duly authorized and validly issued, fully paid and non-assessable.

           4.6. STOCK RIGHTS. There are no stock grants, options, rights, warrants or other rights to purchase or obtain
Mayford common or preferred stock issued or committed to be issued.

           4.7. CORPORATE AUTHORITY; STATUS. Mayford has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement. Mayford does not currently conduct, nor has it ever conducted, any business operations and is not a successor, by merger, acquisition of stock or assets or otherwise, to any corporation, partnership, limited liability company or other entity.

           4.8.       AUTHORIZATION.  Execution, delivery and
performance of this Agreement have been duly authorized and approved by all necessary corporate action of Mayford.

           4.9.       SUBSIDIARIES.  Mayford has no subsidiaries.

           4.10. FINANCIAL STATEMENTS. Mayford's financial statements dated October 31, 1999, copies of which will have been delivered by Mayford to Syntec at least five (5) business days prior prior to the Closing (the "Mayford Financial Statements"), are true and correct in all material respects and fairly present the financial condition of Mayford as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

           4.11. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Mayford Financial Statements, Mayford did not have at that date, and will not have at the time of Closing, any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles other than the ones set out in the Mayford Financial Statements.

           4.12.      NO MATERIAL CHANGES. There has been no
material adverse change in the business, properties, or financial condition of Mayford since the date of the Mayford Financial
Statements.

           4.13. LITIGATION. There is not, to the knowledge of Mayford, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Mayford or against any of its officers or affecting any of Mayford's properties.

           4.14. CONTRACTS. Mayford is not a party to any contract that is to be performed in whole or in part at or after the date of this Agreement.

           4.15. TITLE. Mayford has good and defensible title to all the real property and good and valid title to all other property included in the Mayford Financial Statements. The properties of Mayford are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Mayford.

           4.16. TAX RETURNS. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Mayford for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Mayford Financial Statements are adequate to cover any such taxes that may be assessed against Mayford in respect of its business and its operations during the periods covered by the Mayford Financial Statements and all prior periods.

           4.17. NO VIOLATION. Consummation of the Exchange will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Mayford is subject or by which Mayford is bound, or require the consent of, or any filing with (other than reports required under the Securities Exchange Act of 1934, as amended), any governmental entity or third party.

           5.         REPRESENTATIONS AND WARRANTIES OF THE
SHAREHOLDERS

           Each Shareholder, individually and separately, represents and warrants with regard to itself and its shares of Syntec stock as follows:

           5.1. TITLE TO SHARES. Such Shareholder is the owner, free and clear of any liens and encumbrances, of the number of Syntec shares which are listed in the attached Exhibit A and which such Shareholder has contracted to exchange.

           5.2. STOCK RIGHTS. All and any stock grants, options, rights, warrants or other rights to purchase or obtain Syntec's common or preferred stock owned or claimed by such Shareholder are set out in Exhibit A hereto.

           5.3. ALL STOCK. Such Shareholder shall transfer herewith all common and preferred stock of Syntec owned legally or beneficially by such Shareholder other than the shares that such Shareholder has the right to acquire pursuant to options, warrants or other rights.

           5.4. LITIGATION. There is not, to the knowledge of such Shareholder, any pending or threatened litigation or proceeding against or relating to shares of Syntec held by such Shareholder.

           5.5. STOCK LEGEND. Each Shareholder understands and agrees that the shares of common stock issued hereunder will be "restricted securities," as defined by Rule 144 under the Securities Act of 1933, will be restricted as to transferability, and will bear substantially the following legend:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

           5.6. ACCEPTANCE OF AGREEMENT. Each Shareholder understands and hereby accepts all and any terms of the Agreement which relate to such Shareholder.

           5.7.       CONSENT TO EXCHANGE.   Each Shareholder hereby
                      consents to exchange all his shares
of capital stock of Syntec for the capital stock of Mayford as provided in Exhibit "A" attached hereto.

           5.8. SUITABILITY REPRESENTATION FOR INVESTORS WHO ARE NOT ACCREDITED INVESTORS. If
such Shareholder does not meet the definition of an Accredited Investor contained in the Shareholder Signature Page, such Shareholder hereby represents and warrants that such Shareholder has such knowledge and experience in financial and business matters that such Shareholder (alone or together with a purchaser representative) is capable of evaluating the merits and risks of this investment and is able to bear the economic risks of this investment.

           6.         REPRESENTATIONS AND WARRANTIES OF SYNTEC

           Syntec represents and warrants as follows:

           6.1. CORPORATE ORGANIZATION AND GOOD STANDING. Syntec is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification, except where the failure to be so qualified would not result in a material adverse effect on Syntec.

           6.2. CAPITALIZATION. Syntec's authorized capital stock consists of 60,000,000 shares of Class A common stock, $.0001 par value per share, of which 6,490,833 shares are issued and outstanding, 10,000,000 shares of Class B common stock, $.0001 par value per share, of which no shares are issued and outstanding, 3,000,000 shares of Series A convertible preferred stock, $.0001 par value per share, of which 1,189,000 shares are issued and outstanding, and 27,000,000 shares of undesignated preferred, $.0001 par value per share, of which no shares are designated or issued.

           6.3. ISSUED STOCK. All the outstanding shares of its common stock are duly authorized and validly issued, fully paid and non-assessable.

           6.4. STOCK RIGHTS. Exhibit B sets out all stock grants, options, rights, warrants or other rights to purchase or obtain Syntec common or preferred stock issued or committed to be issued.

           6.5. CORPORATE AUTHORITY. Syntec has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement.

           6.6.       AUTHORIZATION. Execution, delivery and
performance of this Agreement have been duly authorized and approved by all necessary corporate action of Syntec.

           6.7. SUBSIDIARIES. Except as may be set out by attached schedule, Syntec has no subsidiaries.

           6.8. FINANCIAL STATEMENTS. Syntec's financial statements dated May 31, 1999, copies of which will have been delivered by Syntec to Mayford at least five (5) business days prior prior to the Closing (the "Syntec Financial Statements"), are true and correct in all material respects and fairly present the financial condition of Syntec as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

           6.9. ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in the Syntec Financial Statements, Syntec did not have at that date, and will not have at the time of Closing, any material liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles other than the ones set out in the Syntec Financial Statements.

           6.10.      NO MATERIAL CHANGES.  There has been no
material adverse change in the business, properties, or financial condition of Syntec since the date of the Syntec Financial Statements.

           6.11. LITIGATION. Except as may be set out by attached schedule, there is not, to the knowledge of Syntec, any material pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Syntec or against any of its officers.

           6.12. CONTRACTS. Syntec is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this Agreement.

           6.13. TITLE. Syntec has good and defensible title to all the real property and good and valid title to all other property included in the Syntec Financial Statements. Except as set out in the balance sheet thereof, the properties of Syntec are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Syntec.

           6.14. TAX RETURNS. All required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Syntec for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Syntec Financial Statements are adequate to cover any such taxes that may be assessed against Syntec in respect of its business and its operations during the periods covered by the Syntec Financial Statements and all prior periods.

           6.15. NO VIOLATION. Consummation of the Exchange will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or Agreement, or any order, judgment, decree, law, or regulation to which any property of Syntec is subject or by which Syntec is bound, except for breaches or defaults that would not have a material adverse effect on Syntec and its subsidiaries taken as a whole or require the consent of, or any filing with, any governmental entity or third party.

           7.         CONDUCT PENDING THE CLOSING

           Mayford, Syntec and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

           7.1.       No change will be made in the charter
documents, by-laws, or other corporate documents of Mayford or Syntec.

           7.2. Syntec and Mayford will use their best efforts to maintain and preserve their business organization, employee relationships, and goodwill intact, and Mayford will not enter into any material commitment.

           7.3. None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Syntec shares of common or preferred stock owned by them.

           7.4. Mayford will not (a) commence any business operations, (b) incur any debt or other obligations, (c) hire or otherwise engage any director, officer, employee, consultant or agent, (d) pay any compensation to any director, officer, employee, shareholder, consultant, agent or other person or entity, (e) issue any equity or debt securities or any options, warrants or other rights exercisable or exchangeable for or convertible into any equity or debt securities, except as required by this Agreement, (f) fail to comply with its reporting and other obligations under the Exchange Act and any other federal or state securities laws, or any other law, rule or regulation, (g) take any action that would cause the survivor of a merger between Mayford and Syntec to be subject to any material obligations other than the obligations of a listed company to comply with the Exchange Act or (h) make any change in its authorized or issued capital stock, except as required by this Agreement, or agree to do any of the foregoing.

           8.         CONDITIONS PRECEDENT TO OBLIGATION OF SYNTEC
AND THE SHAREHOLDERS

           Syntec's and the Shareholders' obligations to consummate the Exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing:

           8.1. MAYFORD'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Mayford set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

           8.2. MAYFORD'S COVENANTS. Mayford shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

           8.3. BOARD OF DIRECTORS APPROVAL. This Agreement shall have been approved by the Board of Directors of Mayford.

           8.4. SUPPORTING DOCUMENTS OF MAYFORD. Mayford shall have delivered to Syntec and the Shareholders supporting documents in form and substance reasonably satisfactory to Syntec and the Shareholders, to the effect that:

           (a) Mayford is a corporation duly organized, validly existing, and in good standing;

           (b) Mayford's authorized capital stock is as set forth herein;

           (c) Certified copies of the resolutions of the Board of Directors of Mayford authorizing the execution of this Agreement and the consummation hereof;

           (d) Secretary's certificate of incumbency of the officers and directors of Mayford;

           (e) The Mayford Financial Statements and unaudited financial statement from the date of the Mayford Financial
Statements to close of most recent fiscal quarter; and

           (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

           9.         CONDITIONS PRECEDENT TO OBLIGATION OF MAYFORD

           Mayford's obligation to consummate the Exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing:

           9.1. SYNTEC'S AND THE SHAREHOLDERS' REPRESENTATIONS AND WARRANTIES. The representations and warranties of Syntec and the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

           9.2.       SYNTEC'S AND THE SHAREHOLDERS' COVENANTS.
                      Syntec and the Shareholders
shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

           9.3. BOARD OF DIRECTORS APPROVAL. This Agreement shall have been approved by the Board of Directors of Syntec.

           9.4. SHAREHOLDER EXECUTION. This Agreement shall have been executed by all the Shareholders.

           9.5. SUPPORTING DOCUMENTS OF SYNTEC. Syntec shall have delivered to Mayford supporting documents in form and substance reasonably satisfactory to Mayford to the effect that:

           (a) Syntec is a corporation duly organized, validly existing, and in good standing;

           (b)  Syntec's capital stock is as set forth herein;

           (c) Certified copies of the resolutions of the Board of Directors of Syntec authorizing the execution of this Agreement and the consummation hereof;

           (d) Secretary's certificate of incumbency of the officers and directors of Syntec;

           (e) The Syntec Financial Statements and unaudited financial statements for the period from the date of the Syntec
Financial Statements to the close of the most recent fiscal quarter;
and

           (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

           10. SHAREHOLDERS' REPRESENTATIVE. The Shareholders hereby irrevocably designate and appoint Gustavo A. Cardenas as their agent and attorney in fact ("Shareholders' Representative") with full power and authority until the Closing to execute, deliver, and receive on their behalf all notices, requests, and other communications hereunder; to fix and alter on their behalf the date, time, and place of the Closing; to waive, amend, or modify any provisions of this Agreement, and to take such other action on their behalf in connection with this Agreement, the Closing, and the transactions contemplated hereby as such agent or agents deem appropriate.

           11.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
The representations and warranties
of Mayford, Syntec, and the Shareholders set out herein shall survive the Closing.

           12.        ARBITRATION

           12.1. SCOPE. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this Agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

           12.2. CONSENT TO JURISDICTION, SITUS AND JUDGEMENT. The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

           12.3. APPLICABLE LAW. The law applicable to the arbitration and this Agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

           12.4. DISCLOSURE AND DISCOVERY. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

           12.5. RULES OF LAW. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

           12.6. FINALITY AND FEES. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this Agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this Agreement.

           12.7. MEASURE OF DAMAGES. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

           12.8. COVENANT NOT TO SUE. The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

           12.9. INTENTION. It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this Agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This Agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

           12.10. SURVIVAL. The provisions for arbitration contained herein shall survive the termination of this Agreement for any reason.

           13.        INDEMNIFICATION. Each party hereto (an
                      "Indemnifying Party") agrees to hold
harmless, defend and indemnify each other party hereto (an
"Indemnified Party") from and against all liabilities, claims, damages, losses, costs and expenses (including reasonable attorneys' fees) incurred by the Indemnified Party as a result of or relating to any breach of the Idemnifying Party of any representation, warranty, covenant or Agreement contained herein.

           14.        GENERAL PROVISIONS.

           14.1. FURTHER ASSURANCES. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

           14.2. WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, Agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

           14.3. BROKERS. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

           14.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to Mayford, to:

Mayford Acquisition Corporation
1504 R Street, N.W.
Washington, D.C. 20009

If to Syntec, to:

Syntec Acquisition Corporation
15635 Vision Drive,
Pflugerville, Texas 78660-3203
Attn: Jose Chavez, CEO

If to the Shareholders, to:

Gustavo A. Cardenas
15635 Vision Drive
Pflugerville, Texas 78660-3203

If to the Exchange Agent, to:

Pierce Mill Associates, Inc.
1504 R Street, N.W.
Washington, D.C. 20009

           14.5.      GOVERNING LAW.  This Agreement shall be
governed by and construed and enforced in accordance with the laws of the State of Delaware.

           14.6. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by any party of its rights under this Agreement without the written consent of each other party shall be void.

           14.7. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

           14.8. EXCHANGE AGENT AND CLOSING DATE. The Exchange Agent shall be Pierce Mill Associates, Inc., Washington, D.C. The Closing shall take place upon the fulfillment by each party of all the conditions of the Closing required herein, but not later than 15 days following execution of this Agreement unless extended by mutual consent of the parties.

           14.9. REVIEW OF AGREEMENT. Each party acknowledges that it has had time to review this Agreement and, as desired, consult with counsel. In the interpretation of this Agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this Agreement.

           14.10. EFFECTIVE DATE. This effective date of this Agreement shall be June 19, 2000.

        SIGNATURE PAGE OF MAYFORD ACQUISITION CORPORATION AND
                  SYNTEC ACQUISITION CORPORATION TO
                 AGREEMENT AND PLAN OF REORGANIZATION
         AMONG MAYFORD, SYNTEC AND THE SHAREHOLDERS OF SYNTEC

           IN WITNESS WHEREOF, the parties have executed this Agreement.


MAYFORD ACQUISITION CORPORATION


By___________________________________


SYNTEC ACQUISITION CORPORATION


By___________________________________



Signature pages of shareholders of Syntec by separate attachment